BLANKET TRANSFER, ASSIGNMENT

AND POST-CLOSING ACTIONS AGREEMENT

THIS Agreement, made and entered into as of the      day of February, 2007, by and between First National Bank of Spartanburg, a division of First National Bank of the South, a national banking organization (hereinafter referred to as “Assignor”) and First National Holdings, a South Carolina limited liability company (hereinafter referred to as “Assignee”) in connection with the consummation of the transactions contemplated in that certain Agreement to Sell, Purchase and Lease dated on or about this date by and between the Assignor as seller and the Assignee as purchaser;

WITNESSETH:

For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the conveyance by Assignor to Assignee of the improved real property described in Exhibit A, attached hereto and incorporated herein by this reference (hereinafter referred to as the “Property”), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants, conveys and assigns to Assignee the following (which is hereinafter collectively referred to as the “Personal Property”);

(a) All of the right, title, interest and benefit of Assignor in, to and under any and all licenses, permits, zoning approvals, and licenses, sewer and water permits and licenses, building permits, certificates of occupancy, curb cut and right-of-way permits, utility permits, drainage rights, permits and agreements, and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining or applicable to or in any way connected with the development, construction, ownership or operation of the Property, including all buildings and other improvements thereon or thereunder; and

(b) All of the right, title, interest and benefit of Assignor in, to and under any and all guaranties, warranties, affidavits, lien waivers and agreements given heretofore and with respect to the construction or composition of all improvements located in, on, upon or under and comprising a part of the Property or with respect to any of the Personal Property, including, without limitation, those warranties contained in those contracts and agreements listed on Exhibit “B” attached hereto and those contracts and agreements listed on Exhibit “B” attached hereto and made a part hereof by this reference;

Assignor will, at its own cost and expense, observe and fully comply with all provisions of law applicable to those items described in sub-paragraph (a) above and in the operation, management, maintenance and ownership of the Property as tenant. Assignor also will, at its own cost and expense faithfully abide by, perform and discharge each and every obligation, covenant and agreement under the agreements listed in Exhibit “B”.

Before June 1, 2007, Assignor shall deliver to Assignee a final Certificate of Occupancy for the building expansion space currently under construction at 215 N. Pine Street, Spartanburg, SC. Assignor shall promptly also take the steps necessary to obtain separate tax parcel status for the Property apart from Assignor’s remaining properties.

In the event Assignor fails to perform under this Agreement in a prompt and timely manner, Assignor shall and does hereby agree to indemnify, defend and to hold Assignee harmless of, for, from and against any and all liability, claim, action, cause of action, loss or damage which Assignee does, may or might incur and of and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on Assignee’s part to perform or discharge any of the terms, covenants or agreements contained in the agreements described in Exhibit “B” or any other agreements of Assignee in connection with the Property. Should the Assignee incur any such liability, loss or damage, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and attorneys’ fees, Assignor shall reimburse Assignee therefor immediately upon demand.

Assignor does hereby warrant and represent that to the best of its knowledge the Personal Property is not encumbered by any lien, security interest, judgment or other encumbrance, other than liens or encumbrances which have been satisfied and cancelled simultaneously herewith and that Assignor has full right, power and authority to bargain, sell, assign, transfer and deliver the same to Assignee; and Assignor will warrant and forever defend the right and title to said Personal Property unto Assignee against the claims of all persons claiming by, through or under Assignor, but not otherwise.

In furtherance of this Agreement, Assignor hereby acknowledges that from this date Assignee has succeeded to all of its right, title and standing to:

(a) receive the rights and benefits existing now or hereafter pertaining to all rights, title, interests and benefits transferred and assigned hereby but not the obligations or the liabilities which Assignor is retaining and performing in consideration of the payment of the purchase price under Agreement to Sell, Purchase and Lease referenced above; and

(b) institute and prosecute all proceedings and take all action that Assignee, in its sole discretion, may deem necessary or proper to collect, assert or enforce any claim, right or title of any kind in and to any and all rights, title, interests and benefits transferred and assigned hereby.

This Agreement shall be governed by, and construed under, the laws of the State of South Carolina. This Agreement shall inure to the benefit of, and be binding upon, the respective legal representatives, successors and assigns of the parties hereto.

This Agreement shall in no way operate to prevent the Assignee from pursuing any right or remedy which it now has or hereafter may have under the terms or conditions of the other agreements between the parties, or by law, or by statute or in equity and all such rights and remedies shall be cumulative.

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed under seal the day and year first above written.

ASSIGNOR:

First National Bank of Spartanburg, a division of First National Bank of the South

By:
Name:
Title:

ASSIGNEE:

First National Holdings, LLC

By:
Name:
As Its:

EXHIBIT “A”

LEGAL DESCRIPTION

North Pine Street Property:

ALL those lots, pieces or parcels of land with improvements located thereon, located, lying and being in the City of Spartanburg, Spartanburg County, South Carolina on the western side of North Pine Street US Highway 176 (R/W varies), containing 2.98 acres, more or less, and being more particularly shown on plat of survey made for First National Holdings, LLC dated November 15, 2006, last revised January 11, 2007, by Site Design, Inc. (Joe F. Gosnell, P.L.S. S. C. Reg. No. 16501) recorded February     , 2007 in Plat Book             , at Page      in the Spartanburg County Register of Deeds Office, to which plat reference is hereby made for a more complete and particular description and with the following metes and bounds, to-wit:

COMMENCING at an old nail in curb located 412.3 feet more or less, from that intersection of the rights of way of North Pine Street US Highway 176 and Saint John Street along a tie line of N 26-40-00 W said point being the POINT OF BEGINNING (P.O.B.);

From said P.O.B. and leaving the right of way of North Pine Street, thence S. 89-45-19 W. 107.01 feet to IPO  1/2” rebar; thence S. 38-31-44 W. 166.32 feet to IPO  1/2” rebar; thence S. 12-59-37 W. 25.33 feet to IPO ½” rebar; thence S. 35-29-00 W. 75.79 feet to IPO  1/2” rebar; thence S. 52-05-04 E. 32.61 feet to IPO ½” rebar; thence S. 13-06-08 W. 51.59 feet to IPO ½” rebar located on the right of way of Saint John Street; thence along the right of way of Saint John Street N 66-50-29 W 38.22 feet to a point; thence N. 67-50-04 W. 59.33 feet to an Old Nail & Cap; thence leaving the right of way of Saint John Street N. 18-46-19 E. 26.44 feet to an Old Nail & Cap; thence N. 18-43-06 E. 35.75 feet to old RR Spike; thence N. 15-39-05 E. 67.76 feet to old RR Spike; thence N. 14-44-54 E. 35.50 feet to Old RR Spike; thence N. 12-24-45 E. 10.53 feet to Mag Nail Set; thence N. 04-54-04 E. 59.93 feet to Old Nail & Cap; thence S. 06-09-50 W. 24.47 feet to a point; thence S. 69-55-21 W. 56.48 feet to IPO  3/8” rebar; thence N. 13-27-48 W. 56.90 feet to IPO  1/4” SR Bent; thence N. 69-25-42 E. 75.13 feet to Mag Nail Set; thence N. 06-09-50 E. 75.15 feet to point; thence S. 68-36-40 W. 103.38 feet to IPO  1/2” rebar; thence N. 13-16-11 W. 54.19 feet to IPO  1/2” RB Bent; thence N. 13-18-21 W. 68.46 feet to IPO ½” rebar; thence N. 70-10-40 E. 68.16 feet to IPS  5/8” rebar; thence N. 14-34-32 W. 16.95 feet to IPO  5/8” solid rod; thence N. 16-19-51 W. 49.62 feet to an IPO ½” solid rod; thence N. 68-31-30 E. 28.22 feet to IPO  1/2” rebar; thence N. 14-14-23 W. 127.74 feet to Old Mag Nail; thence along the right of way of Greenleaf Street 20’ R/W, thence N. 75-43-34 E. 50.38 feet to IPO  1/2” rebar, thence N. 77-29-16 E. 50.95 feet to IPO ½” rebar, thence N. 74-51-16 E. 9.39 feet to IPO  1/2” R. B. Bent located on the right of way of North Pine Street US Highway 176; thence along the right of way of North Pine Street US Highway 176 the following two (2) calls: S. 28-35-12 E. 113.16 feet to IPO  1/2” rebar; S. 26-40-00 E. 414.60 feet to Old Nail in Curb and the P.O.B.

Derivations:

A portion of the above described property was heretofore conveyed to First National Bank of Spartanburg, Div. of First National Bank of the South by deed of Robbin Waldrop and Gracie Sue Waldrop recorded on February 8, 2005 in Deed Book 82-G, at Page 702, aforesaid records.

Tax Map Number: 7-12-07-158.00

A portion of the above described property was heretofore conveyed to First National Bank of the South by deed of Bobby J. Crump recorded October 13, 2005 in Deed Book 84-D, at Page 524, aforesaid records.

Tax Map Number: 7-12-07-161.00

A portion of the above described property was heretofore conveyed to First National Bank of the South by deeds recorded in the Office of the Register of Deeds for Spartanburg County, S. C. in Deed Book 72-G at Page 464; Deed Book 72-G at Page 465; and Deed Book 72-G at Page 466.

Tax Map Numbers: P/O 7-12-07-147.00; P/O 7-12-07-147.01 and also 7-12-07-157.00

A portion of the above described property was heretofore conveyed to FIRST NATIONAL BANK OF SPARTANBURG by deed of HBJ PROPERTIES, A SOUTH CAROLINA GENERAL PARTNERSHIP, dated February 22, 2000, recorded in the Office of the Register of Deeds for Spartanburg County, S. C. in Deed Book 71-N, at Page 609.

Tax Map Number: 7-12-07-168.00

A portion of the above described property was heretofore conveyed to First National Bank of Spartanburg by deed recorded in the Office of the Register of Deeds for Spartanburg County, S. C. in Deed Book 83-G at Page 402.

Portions of the above described property was heretofore conveyed to First National Bank of Spartanburg by Road Closure Order recorded in Deed Book 72-F at Page 624.)

Tax Map Number: 7-12-07-156.00

A portion of the above described property was heretofore conveyed to First National Bank of Spartanburg by deed recorded in the Office of the Register of Deeds for Spartanburg County, S. C. in Deed Book 84-E at Page 180.

Portions of the above described property was heretofore conveyed to First National Bank of Spartanburg by Road Closure Order recorded in Deed Book 84-P at Page 302.)

Tax Map Numbers: 7-12-7-153.00 and 7-12-7-154.00

Boiling Springs Road Property:

ALSO: ALL that lot, piece or parcel of land located in the State of South Carolina, County of Spartanburg, at Boiling Springs, located at the northeastern quadrant of the intersection of Boiling Springs Road (S. C. Highway No. 9) and Swain Avenue, containing 0.946 acres, more or less, and being more particularly shown on plat of survey made for First National Bank of Spartanburg dated August 15, 2000 by John Robert Jennings, P.L.S., Surveyor, recorded December 27, 2000 in Plat Book 149, at Page 360 in the Office of the Register of Deeds for Spartanburg County, S. C. See also “ALTA / ACSM Land Title Survey” prepared for First National Holdings, LLC by Joe F. Gosnell, P.L.S., South Carolina Reg. No. 16501 of Site Design, Inc., dated November 7, 2006, last revised on February 8, 2007 (the “Survey”) showing said parcel as having the following metes and bounds, to-wit:

Commencing at an iron pin old  3/4” open top located on the right of way of Boiling Springs Road (SC Hwy 9) (45’ R/W from C/L) as shown on said Survey and being the Point of Beginning (POB).

From said POB, thence along the Boiling Springs Road right of way the following three calls: N. 32-57-13 W. 93.14 feet to IPS  5/8” rebar, N. 33-39-21 W. 84.29 feet to IPS  5/8” rebar, N. 07-29-08 E. 11.91 feet to IPS  5/8” rebar; thence along the 40’ right of way of Swain Avenue the following two calls: N. 49-22-15 E. 172.49 feet to Mag Nail Set, N. 49-24-00 E. 44.51 feet to IPS; thence leaving said right of way and running S. 33-18-35 E. 184.79 feet to IPO  1/2” rebar; thence S. 49-09-22 W. 21.53 feet to IPO  1/2” rebar; thence S. 49-13-08 W. 203.46 feet to IPO  3/4” open top and POB, and containing 41,214 square feet, 0.95 acres, more or less.

This being the same property heretofore conveyed to FIRST NATIONAL BANK OF SPARTANBURG by deed of PATRICK A. TINSLEY dated December 21, 2000, recorded December 27, 2000 in Deed Book 73-D, at Page 422, aforesaid records.

Tax Map Number: 2-44-10-053.00

Property Address: 3090 Boiling Springs Road; Boiling Springs, SC

EXHIBIT “A” LEGAL DESCRIPTION CONTINUED:

THESE BEING THE SAME PROPERTIES HERETOFORE CONVEYED TO FIRST NATIONAL HOLDINGS, LLC, A SOUTH CAROLINA LIMITED LIABILITY COMPANY, BY DEED OF FIRST NATIONAL BANK OF THE SOUTH, ALSO KNOWN AS FIRST NATIONAL BANK OF SPARTANBURG, A DIVISION OF FIRST NATIONAL BANK OF THE SOUTH DATED FEBRUARY 6, 2007, AND RECORDED IN THE OFFICE OF THE REGISTER OF DEEDS FOR SPARTANBURG COUNTY, S.C. IN DEED BOOK             , at PAGE     .

EXHIBIT B

Construction Contract by and between the Assignor and Roebuck Building Co., originally dated June 5, 2006 as amended.